UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   August 24, 2007

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

Five TEK Park
9999 Hamilton Blvd.
Breinigsville, Pennsylvania	18031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2007, Buckeye Partners, L.P. (“we,” “us,” “our” or the “Partnership”) entered into an amendment (the “Amendment”) to the Partnership’s $400 million, 5-year unsecured revolving credit agreement, which Amendment is described in Item 2.03 of this report and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 13, 2006, the Partnership entered into a 5-year unsecured revolving credit agreement (as amended, the “Credit Agreement”) with a syndicate of banks led by SunTrust Bank, as administrative agent (the “Agent’) on behalf of the lenders party thereto (the “Lenders”). On August 24, 2007, the Partnership entered into the Amendment, which provides for, among other things:

•                  an increase in the principal amount of the facility from $400 million to $600 million, with an expansion feature enabling the Partnership to, subject to certain conditions and upon the further approval of each Lender, increase the facility to up to $800 million;

•                  an extension of the termination date of the facility to August 24, 2012, which date may be extended by the Partnership for two (2) additional one (1) year periods, subject to certain conditions and upon approval of the Required Lenders (as defined in the Credit Agreement);

•                  an increase in the funded debt ratio covenant, which under the Amendment requires the Partnership to maintain, as of the last day of each fiscal quarter, a ratio of the total consolidated funded debt of the Partnership and all of its Restricted Subsidiaries (as defined in the Credit Agreement) to the consolidated EBITDA (as defined in the Credit Agreement) of the Partnership and all of its Restricted Subsidiaries, measured for the preceding twelve months, of not more than 5.00 to 1.00, subject to a provision for increases to not more than 5.50 to 1.00 in connection with certain future acquisitions;

•                  the release of the guarantee by Laurel Pipe Line Company, L.P., a subsidiary of the Partnership, of the outstanding indebtedness under the Credit Agreement, as amended;

•                  from August 24, 2007 and thereafter, subsidiaries designated by the Partnership as Restricted Subsidiaries are no longer required to guarantee the indebtedness outstanding under the Credit Agreement; and

•                  in connection with the closing of the Purchase and Sale Agreement between Buckeye Gas Storage LLC, a subsidiary of the Partnership (“BGS”), and Lodi Holdings, L.L.C. (the “Lodi Purchase Agreement”), pursuant to which BGS has agreed to purchase all the outstanding membership interests of Lodi Gas Storage, L.L.C. (“Lodi”), certain secured indebtedness incurred by Lodi and its subsidiaries will be permitted to remain outstanding for 15 Business Days following the closing under the Lodi Purchase Agreement.

No changes were made to the interest rates applicable to the amounts borrowed under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Credit Agreement, dated as of August 24, 2007, by and among the Partnership, the Agent and the lenders signatory thereto, which is attached hereto as Exhibit 10.1; the First Amendment to Credit Agreement, dated as of May 18, 2007, by and among the Partnership, the Agent and the lenders signatory thereto, which is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q on July 30, 2007; and the Credit Agreement, dated as of November 13, 2006, by and among the Partnership, the Agent and the lenders signatory thereto, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on November 16, 2006.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	10.1	Second Amendment to Credit Agreement, dated August 24, 2007, among the Partnership, SunTrust Bank, as administrative agent, and the lenders signatory thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	STEPHEN C. MUTHER
Stephen C. Muther
Executive Vice President,
Administration & Legal Affairs

Dated: August 28, 2007

Exhibit Index

Exhibit

10.1	Second Amendment to Credit Agreement, dated August 24, 2007, among the Partnership, SunTrust Bank, as administrative agent, and the lenders signatory thereto.